UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 10, 2022

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(Exact name of registrant as specified in its charter)

California	333-04028-LA	33-0489154

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 West Imperial Highway, Suite 120, Brea, CA 92821

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2022, Mendell L. Thompson submitted his resignation as a member of the Board of Managers of Ministry Partners Investment Company, LLC (the “Company”). Mr. Thompson served on the Board of Managers since 2016 and was the Chairman of the Company’s Credit Committee. The resignation was not the result of any disagreement with the Company.

At a meeting of the Board of Managers on November 10, 2022, the Board passed a motion that appointed Joseph W. Turner, Jr. to complete Mr. Thompson’s term as a Manager.  Mr. Turner’s term of office will expire on May 7, 2023 or the 2023 meeting of the Company’s equity members, whichever occurs first.  Until his appointment by the Board, Mr. Turner had not previously served as a Manager of the Company. Juli Anne Lawrence, an independent Manager, was appointed by the Board to replace Mr. Thompson in his role as Chairperson of the Credit Committee.

Mr. Turner currently serves as President and Chief Executive Officer of the Company.  He has served in these roles since 2015.  He has also served as the President and Chief Executive Officer of Ministry Partners Securities, the Company’s wholly owned subsidiary, since 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 16, 2022	MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

/s/ Joseph W. Turner, Jr
Joseph W. Turner, Jr.
Chief Executive Officer and President